EXHIBIT 99.1
AGREEMENT
     KNOW ALL MEN BY THESE PRESENTS, AutoZone, Inc., a Nevada corporation for itself and on behalf of its affiliates and subsidiaries both direct and indirect (hereinafter collectively referred to as “AutoZone”) and Bradley Wayne Bacon (“Employee”) for and in consideration of the promises, undertakings and benefits set out in this Agreement as of January 19, 2007 agree as follows:
     1. Effective Date. Employee’s employment with AutoZone is terminated as of January 30, 2007, (“Effective Date”). Employee resigns as an officer of AutoZone, Inc. and any and all of its affiliates and subsidiaries (both direct and indirect) as of January 16, 2007.
     2. Release. Except for the obligations undertaken pursuant to the terms of the Agreement, Employee releases and forever discharges AutoZone and its employees, agents, subsidiaries, predecessors, successors, affiliates, and assigns from all claims of whatsoever nature and the right to receive compensation from such claims, growing out of or in any way directly or indirectly connected with the employment relationship between Employee and AutoZone, included but not limited to:
A.	Breach of any express or implied term or condition of employment;

B.	Any other causes of action under any federal, state or local law, rule or regulation, including but not limited to claims under any worker’s compensation law, the Age Discrimination in Employment Act (as amended), the Older Workers’ Benefit Protection Act, the Civil Rights Act of 1991, the Civil Rights Act of 1964 (as amended), the Civil Rights Act of 1866, the American with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, and/or the Tax Reform Act of 1986 (as amended); and/or

C.	Any right to receive any monetary damages or liability payments from any actions at law or in equity filed on his behalf with regard to his employment with or arising out of or relating to his employment with AutoZone.
(It is important that you read and understand the terms of this Agreement in full and that if you decide to sign it, that you do so knowingly and voluntarily. We suggest you consult an attorney about this Agreement and your rights before signing it. You will not waive or give up any rights to claims you may have against AutoZone that may arise after the date that you sign this Agreement. Although we encourage you to seek advice of counsel concerning your rights and will be happy to answer questions about our offer, the offer is not negotiable. In other words, you may accept the offer as stated or reject the offer and receive the benefits to which you are entitled by law.)

     3. Recision. AutoZone’s offer as described in this Agreement will remain open and effective for twenty-one (21) days from the date of this Agreement. You may elect to accept or reject this offer within that time period. If you do nothing within the twenty-one (21) day period, the offer shall be deemed withdrawn by AutoZone.
     If you do sign the Agreement within the twenty-one (21) day period, you will have seven (7) days following the date you signed this Agreement to change your mind and revoke the Agreement in writing. Therefore, this Agreement will not be in effect until seven (7) days have passed following the date you sign this Agreement.
     4. Benefits. In consideration of the release granted by Employee and the other obligations undertaken by Employee pursuant to this Agreement, Employee shall receive, subject to the limitations contained in this Agreement, the following Benefits in his favor:
A.	Severance pay for a period of seventy-eight (78) weeks at Employee’s current weekly base salary rate, paid in equal bi-weekly installments as currently received by Employee, at the same time as AutoZone’s regular payroll. In the event you elect COBRA coverage, each week of pay will also include an additional amount sufficient to cover the difference between premium payments currently being deducted for group health insurance and the premium payment pursuant to COBRA. In the event you obtain other health insurance during the term of this agreement, you must immediately notify AutoZone, in writing. Upon receipt of this notification, AutoZone will reduce your pay by the excess COBRA payments. As used in this Agreement, “bi-weekly” means “once every two weeks.” Notwithstanding anything herein to the contrary, no cash shall be distributed under this Plan during the six (6) month period following your termination from AutoZone. On the first day following the end of such 6 month period, AutoZone will distribute to you the cumulative amount of cash (including severance pay and COBRA payments) that would have otherwise been distributed to you during this 6 month period.

B.	Vacation pay for which you are eligible, but have not taken, as of the Effective Date of this agreement.

C.	You will receive your eligible Fiscal 2007 bonus, prorated through the Effective Date of your employment with AutoZone. This bonus will be calculated in the same manner (except for being prorated through the Effective Date) and paid at the same time as bonus payouts for Fiscal 2007 as it would have been had Employee been employed by AutoZone on the date bonuses for fiscal 2007 are paid to AutoZone Executive Vice Presidents.
     Employee understands and agrees that the only salary or benefits he will receive from AutoZone are set forth herein, and that all other salary or benefits he is presently receiving from AutoZone shall be and are terminated as of the Effective Date.

     The parties understand that applicable local, state, and federal tax deductions and withholdings will be made from all of the appropriate payments. The parties further understand and agree that payment of Benefits in no way increases the vesting period for 401K, pension plans or stock option agreements. Any vested, but unexercised, stock options may be exercised within thirty (30) days of the employment termination date pursuant to the stock option agreements. Any unvested stock options will terminate pursuant to the stock option agreements.
     5. Non-Compete. Employee further agrees that he will not, for the period of seventy-eight (78) weeks from the Effective Date, be engaged in or concerned with, directly or indirectly, any business related to or involved in the wholesale or retail sale or distribution of auto parts and accessories, chemicals, or motor oil, operating in the automobile aftermarket in any state in which AutoZone operates now or shall operate during the 78 week term of the Non-Compete agreement (herein called “Competitor”) as an employee, consultant, beneficial or record owner, partner, joint venturer, officer or agent of the Competitor.
     The parties acknowledge and agree that the time, scope, geographic area and other provisions of this Non-Compete section have been specifically negotiated by sophisticated commercial parties and specifically hereby agree that such time, scope, geographic area and other provisions are reasonable under the circumstances. The parties further agree that if, at any time, despite the express agreement of the parties hereto, a court of competent jurisdiction holds that any portion of this Non-Compete section is unenforceable for any reason, Employee shall forfeit any benefits provided pursuant to this Agreement. In the event of breach by Employee of any provision of the Non-Compete section, Employee acknowledges that such breach will cause irreparable damage to AutoZone, the exact amount of which will be difficult or impossible to ascertain, and that remedies at law for any such breach will be inadequate. Accordingly, AutoZone shall be entitled, in addition to any other rights or remedies existing in its favor, to obtain, without the necessity for any bond or other security, specific performance and/or injunctive relief in order to enforce, or prevent breach of any such provision and AutoZone shall be entitled to the remedies set forth in the section entitled “Remedies”.
     Employee agrees not to hire, for himself or any other entity, encourage anyone or entity to hire, or entice away from AutoZone any employee of AutoZone during the term of his non-compete obligation.
     6. Confidentiality, Nondisparagement and AutoZone Property. Unless otherwise required by law, Employee shall hold in confidence any proprietary or confidential information obtained by him during his employment with AutoZone, which shall include, but not be limited to, information regarding AutoZone’s present and future business plans, systems, operations and personnel matters. Employee acknowledges that all such confidential or proprietary information is and shall remain the sole property of AutoZone and all embodiments of such information shall remain with or be returned to AutoZone. Employee agrees to immediately return to AutoZone any and all property of AutoZone.
     Further, Employee agrees to make no disparaging comments regarding AutoZone, AutoZone’s business practices, AutoZone’s management, officers, directors or employees, or any other aspect of AutoZone or his employment with AutoZone to any other person, party or entity.
     7. Complete Agreement. This Agreement contains the entire agreement between the parties with respect to the matters covered herein and integrates and merges all prior understandings, discussions and negotiations. No other agreement, oral or written, relating to the subject matter contained herein shall be binding upon or enforceable against any of the parties. This Agreement and the documents executed pursuant to it may be amended only in a writing signed by authorized representatives of the parties. No provision of this Agreement or any document executed pursuant to it may be waived except in a writing signed by authorized representatives of the parties.
     This Agreement shall be governed and construed by the laws of the State of Tennessee, without regard to its choice of law rules. The parties agree that the only proper venue for any dispute under this Agreement shall be in the state or federal courts located in Shelby County, Tennessee.
     8. Severability. The sections of this Agreement are intended to be severable. If any section or provision of this Agreement shall be held to be unenforceable by any court of competent jurisdiction, this Agreement shall be modified to the minimum extent necessary to be enforceable, or if such modification is not possible, then this Agreement shall be construed as though such section or provision had not been included. If any section or provision of this Agreement shall be subject to two constructions, one of which would render such section or provision invalid, then such section or provision shall be given that construction that would render it valid.
     9. Remedies. In the event of breach by Employee of any provision of this Agreement, Employee acknowledges that such breach will cause irreparable damage to AuoZone, the exact amount of which will be difficult or impossible to ascertain, and that remedies at law for any such breach will be inadequate. Accordingly, AutoZone shall be entitled, in addition to any other rights or remedies existing in its favor, to obtain, without the necessity for any bond or other security, specific performance and/or injunctive relief in order to enforce, or prevent breach of any such provision. In the event Employee breaches this Agreement in any way, any unpaid Benefits shall immediately terminate. AutoZone shall have the right, but not the obligation, to exercise any of its remedies under this Agreement or any that may be allowed by law in the event of a breach of this Agreement. Any such remedies available to AutoZone shall be cumulative, not exclusive.
     10. Further Assurances. Employee warrants and represents to AutoZone that he has returned to AutoZone all keys, documents, and other property of AutoZone. Should Employee fail or refuse to return any AutoZone property, AutoZone shall be entitled to exercise its rights under “Remedies”, in addition to any rights that AutoZone may have by law.

     The parties agree to execute on or after the date of the execution of this Agreement any and all reasonable additional documents as requested by the other or its counsel to effectuate the purposes hereof.
     IN WITNESS WHEREOF, the respective parties execute this Agreement.
AutoZone, Inc.

By: /s/ William C. Rhodes	/s/ Bradley W. Bacon

Title: President & CEO	Employee

01-19-07

Date

By: /s/ Harry L. Goldsmith

Title: Executive Vice President, General Counsel & Secretary	Social Security Number

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